EXHIBIT 99.1
Blackbaud, Inc. Announces Second Quarter 2006 Results and Third Quarter 2006 Dividend
CHARLESTON, S.C., August 7, 2006 — Blackbaud, Inc. (Nasdaq: BLKB), the leading provider of software and related services designed specifically for nonprofit organizations, today announced financial results for its second quarter, ended June 30, 2006.
For the quarter ended June 30, 2006, Blackbaud reported total revenue of $48.8 million, an increase of 14% compared with the second quarter of 2005. License revenue increased 11% to $9.2 million, services revenue increased 11% to $15.7 million, and maintenance and subscriptions revenue increased 17% to $22.5 million over the comparable period.
Marc Chardon, Chief Executive Officer of Blackbaud, stated, “We are very pleased with the Company’s performance in the second quarter, highlighted by better-than-expected revenue and profitability. We believe the breadth and depth of Blackbaud’s product portfolio and distribution model is a key competitive advantage and was a primary factor in our strong performance in the second quarter.”
Chardon continued, “We also believe there is a large, untapped market for state-of-the-art technology that helps nonprofit organizations improve their efficiency, donor relationships and ability to raise money to support their missions. In addition to the exciting opportunity that we continue to see for our existing solutions, we have recently identified several new nonprofit market opportunities that we believe we can successfully target that will allow us to expand our addressable market. As an example, we plan to develop solutions to bring a greater level of effectiveness to the direct-response marketing needs of many large non profit organizations.”
Blackbaud’s income from operations and net income, determined in accordance with generally accepted accounting principles (“GAAP”), were $12.4 million and $7.7 million, respectively, for the second quarter of 2006 compared with income from operations of $9.0 million and net income of $8.5 million in the same period last year. GAAP diluted earnings per share were $0.17 for the quarter ended June 30, 2006, compared with $0.18 in the same period last year. The decline in the Company’s earnings in the second quarter 2006 compared with the second quarter 2005 was principally the result of $2.9 million of state tax credits recognized in the 2005 quarter that were not repeated in 2006.
For the quarter ended June 30, 2006, non-GAAP income from operations and net income, which exclude stock-based compensation expense, amortization of intangibles arising from business combinations and certain state tax credits, were $14.6 million and $9.0 million, respectively. This represents growth of 19% in non-GAAP income from operations and 16% in non-GAAP net income, compared with the second quarter 2005. Non-GAAP earnings per share were $0.20 for the quarter ended June 30, 2006 compared with $0.16 in the same period last year. A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”
Blackbaud had cash and cash equivalents of $30.9 million at June 30, 2006, an increase of $14.4 million compared to the end of the prior quarter. The increase in cash was primarily the result of strong cash flow from operations.
Timothy V. Williams, Chief Financial Officer of Blackbaud, stated, “The Company delivered its highest non-GAAP operating margin in two years, while at the same time we were also investing in strategic initiatives to help grow the business for the long-term. Our cash flow generation also remains strong, enabling us to continue to return cash to our stockholders in order to maximize stockholder value.”
Third Quarter Dividend
Blackbaud announced today that its Board of Directors has declared a third quarter dividend of $0.07 per share payable on September 15, 2006 to stockholders of record on August 28, 2006.
Conference Call Details
Blackbaud will host a conference call today, August 7, 2006, at 5:00 p.m. (EST) to discuss the Company’s financial results, operations and related matters. To access this call, dial 800-819-9193 (domestic) or 913-981-4911 (international). A replay of this conference call will be available through August 14, 2006, at 888-203-1112 (domestic) or 719-457-0820 (international). The replay passcode is 3784878. A live webcast of this conference call will be available on the “Investor Relations” page of the Company’s Web site, and a replay will be archived on the Web site as well.

About Blackbaud
Blackbaud is the leading global provider of software and related services designed specifically for nonprofit organizations. More than 15,000 organizations — including the American Red Cross, Bowdoin College, the Chesapeake Bay Foundation, the Crohn’s & Colitis Foundation of America, the Detroit Zoological Society, Episcopal High School, Help the Aged, the New York Philharmonic, and United Way of America — use Blackbaud products and consulting services for fundraising, financial management, business intelligence, and school administration. Blackbaud’s solutions include The Raiser’s Edge®, The Financial Edge™, The Education Edge™, The Patron Edge®, Blackbaud® NetCommunity™, The Information Edge™, The Researcher’s Edge™, WealthPoint™, and ProspectPoint™, as well as a wide range of consulting and educational services. Founded in 1981, Blackbaud is headquartered in Charleston, South Carolina, and has operations in Toronto, Ontario; London, England; Glasgow, Scotland; and Sydney, Australia. For more information, visit www.blackbaud.com.
Blackbaud, the Blackbaud logo, The Raiser’s Edge, The Financial Edge, The Education Edge, The Patron Edge, Blackbaud NetCommunity, The Information Edge, The Researcher’s Edge, WealthPoint, and ProspectPoint are trademarks or registered trademarks of Blackbaud, Inc.
Forward-looking Statements
Except for historical information, all of the statements, expectations, and assumptions contained in this news release are forward-looking statements that involve a number of risks and uncertainties. Although Blackbaud attempts to be accurate in making these forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. In addition, other important factors that could cause results to differ materially include the following: uncertainty regarding increased business and renewals from existing customers; continued success in sales growth; adoption of our products and services by nonprofits; risk associated with the ability to attract and retain key personnel; successful implementation of multiple integrated software products; lengthy sales and implementation cycles, particularly in larger organizations; risks related to our dividend policy and stock repurchase program, including potential limitations on our ability to grow and the possibility that we might discontinue payment of dividends and stock repurchases; risk associated with product concentration; economic conditions and seasonality; competition; risks associated with management of growth; risks associated with acquisitions; technological changes that make our products and services less competitive; and the other risk factors set forth from time to time in the SEC filings for Blackbaud, copies of which are available free of charge upon request from Blackbaud’s investor relations department.
Non-GAAP Financial Measures
Blackbaud has provided in this release financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP gross margin, non-GAAP operating income and margin, non-GAAP net income and non-GAAP earnings per share. Blackbaud uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Blackbaud’s ongoing operational performance. Blackbaud believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in Blackbaud’s industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial results discussed above exclude the impact of costs associated with amortization of intangibles arising from business combinations, stock-based compensation expense and certain adjustments to our deferred tax asset.
Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure below. As previously mentioned, a reconciliation of GAAP to our non-GAAP financial measures has been provided in the financial statement tables included in this press release.
INVESTOR CONTACT:
Tim Dolan
Integrated Corporate Relations
203-682-8200
MEDIA CONTACT:
Melanie Milonas
Blackbaud, Inc.
melanie.milonas@blackbaud.com
843.216.6200 x3307
SOURCE: Blackbaud, Inc.

Blackbaud, Inc.
Consolidated balance sheets
(Unaudited)

	June 30,	December 31,
(in thousands, except share amounts)	2006	2005

Assets
Current assets:
Cash and cash equivalents	$30,921	$22,683
Cash, restricted	506	—
Accounts receivable, net of allowance of $1,200 and $1,100, respectively	34,722	25,577
Prepaid expenses and other current assets	7,550	8,741
Deferred tax asset, current portion	8,149	7,600

Total current assets	81,848	64,601
Property and equipment, net	8,854	8,700
Deferred tax asset	66,459	71,487
Goodwill	2,367	2,208
Intangible assets, net	8,287	396
Other assets	70	106

Total assets	$167,885	$147,498

Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$3,230	$4,683
Accrued expenses and other current liabilities	14,169	15,806
Deferred acquisition costs, current portion	506	—
Deferred revenue	67,957	59,459

Total current liabilities	85,862	79,948
Deferred acquisition costs, long-term portion	265	—
Long-term deferred revenue	1,883	1,279

Total liabilities	88,010	81,227

Commitments and contingencies
Stockholders’ equity:
Preferred stock; 20,000,000 shares authorized, none outstanding	—	—
Common stock, $.001 par value; 180,000,000 shares authorized, 48,473,773 and 47,529,836 shares issued at June 30, 2006 and December 31, 2005, respectively	48	48
Additional paid-in capital	80,231	73,583
Deferred compensation	—	(6,497)
Treasury stock, at cost; 4,669,084 and 4,267,313 shares at June 30, 2006 and December 31, 2005, respectively	(67,893)	(60,902)
Accumulated other comprehensive income	245	92
Retained earnings	67,244	59,947

Total stockholders’ equity	79,875	66,271

Total liabilities and stockholders’ equity	$167,885	$147,498

Blackbaud, Inc.
Consolidated statements of operations
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
(in thousands, except share and per share amounts)	2006	2005	2006	2005
Revenue
License fees	$9,234	$8,304	$16,455	$14,772
Services	15,695	14,112	29,409	25,584
Maintenance	20,042	17,527	39,241	34,642
Subscriptions	2,478	1,667	4,786	3,133
Other revenue	1,328	1,198	2,618	2,080

Total revenue	48,777	42,808	92,509	80,211

Cost of revenue
Cost of license fees	510	1,140	1,180	2,086
Cost of services (of which $140, $83, $280 and $174 in the three months ended June 30, 2006 and 2005 and in the six months ended June 30, 2006 and 2005, respectively, was stock-based compensation expense)	8,147	7,087	16,258	13,613
Cost of maintenance (of which $29, $11, $58 and $22 in the three months ended June 30, 2006 and 2005 and in the six months ended June 30, 2006 and 2005, respectively, was stock-based compensation expense)	3,451	2,664	6,658	5,304
Cost of subscriptions (of which $5, $0, $9 and $0 in the three months ended June 30, 2006 and 2005 and in the six months ended June 30, 2006 and 2005, respectively, was stock-based compensation expense)	577	418	1,117	834
Cost of other revenue	1,415	1,165	2,505	1,935

Total cost of revenue	14,100	12,474	27,718	23,772

Gross profit	34,677	30,334	64,791	56,439

Operating expenses
Sales and marketing (of which $220, $70, $440 and $144 in the three months ended June 30, 2006 and 2005 and in the six months ended June 30, 2006 and 2005, respectively, was stock-based compensation expense)	10,537	8,882	19,821	16,638
Research and development (of which $188, $42, $379 and $97 in the three months ended June 30, 2006 and 2005 and in the six months ended June 30, 2006 and 2005, respectively, was stock-based compensation expense)	5,886	5,325	11,910	10,427
General and administrative (of which $1,420, $3,114, $2,810 and $(4,757) in the three months ended June 30, 2006 and 2005 and in the six months ended June 30, 2006 and 2005, respectively, was stock-based compensation expense (benefit))	5,627	7,120	11,088	3,084
Amortization	190	—	319	—

Total operating expenses	22,240	21,327	43,138	30,149

Income from operations	12,437	9,007	21,653	26,290
Interest income	224	327	373	580
Interest expense	(12)	(12)	(24)	(25)
Other (expense) income, net	(103)	109	(132)	(2)

Income before provision for income taxes	12,546	9,431	21,870	26,843
Income tax provision	4,816	896	8,470	7,449

Net income	$7,730	$8,535	$13,400	$19,394

Earnings per share
Basic	$0.18	$0.19	$0.31	$0.45
Diluted	$0.17	$0.18	$0.30	$0.40

Common shares and equivalents outstanding
Basic weighted average shares	43,218,530	43,869,796	43,052,552	42,958,761
Diluted weighted average shares	44,650,455	48,675,998	44,577,197	48,097,775
Dividends per share	$0.07	$0.05	$0.14	$0.10

Blackbaud, Inc.
Consolidated statements of cash flows
(Unaudited)

	Six months ended June 30,
(in thousands)	2006	2005

Cash flows from operating activities
Net income	$13,400	$19,394
Adjustments to reconcile net income to net provided by cash provided by operating activities
Depreciation and amortization	1,745	1,359
Provision for doubtful accounts and sales returns	572	694
Stock-based compensation expense (benefit)	3,976	(3,881)
Amortization of deferred financing fees	24	24
Deferred taxes	4,033	6,012
Excess tax benefit on exercise of stock options	—	3,269
Changes in assets and liabilities, net of acquisition
Accounts receivable	(9,276)	(8,846)
Prepaid expenses and other assets	1,224	(2,723)
Trade accounts payable	(1,467)	28
Accrued expenses and other current liabilities	(1,772)	(2,367)
Deferred revenue	7,176	6,365

Total adjustments	6,235	(66)

Net cash provided by operating activities	19,635	19,328

Cash flows from investing activities
Purchase of property and equipment	(1,434)	(890)
Purchase of net assets of acquired company	(6,083)	(497)

Net cash used in investing activities	(7,517)	(1,387)

Cash flows from financing activities
Payments on capital lease obligations	—	(44)
Proceeds from exercise of stock options	4,766	5,411
Excess tax benefit on exercise of stock options	4,403	—
Purchase of treasury stock	(6,991)	(10,630)
Dividend payments to stockholders	(6,103)	(4,297)

Net cash used in financing activities	(3,925)	(9,560)

Effect of exchange rate on cash and cash equivalents	45	(81)

Net increase in cash and cash equivalents	8,238	8,300
Cash and cash equivalents, beginning of period	22,683	42,144

Cash and cash equivalents, end of period	$30,921	$50,444

Blackbaud, Inc.
Reconciliation of GAAP to Non-GAAP financial measures
(Unaudited)
(In thousands, except per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2006	2005	2006	2005

GAAP revenue	$48,777	$42,808	$92,509	$80,211

GAAP gross profit	$34,677	$30,334	$64,791	$56,439
Non-GAAP adjustments:
Amortization of deferred compensation expense — options	65	94	131	196
Amortization of deferred compensation expense — restricted stock	109	—	216	—

Non-GAAP gross profit	$34,851	$30,428	$65,138	$56,635

Non-GAAP gross profit	71%	71%	70%	71%

GAAP income from operations	$12,437	$9,007	$21,653	$26,290
Non-GAAP adjustments:
Amortization of deferred compensation expense (benefit) — options	1,533	3,320	3,042	(4,320)
Amortization of deferred compensation expense — restricted stock	469	—	934	—
Amortization of intangibles from business combinations	190	—	319	—

Total Non-GAAP adjustments	2,192	3,320	4,295	(4,320)

Non-GAAP income from operations	$14,629	$12,327	$25,948	$21,970

Non-GAAP operating margin	30%	29%	28%	27%

GAAP net income	$7,730	$8,535	$13,400	$19,394
Non-GAAP adjustments:
Total Non-GAAP adjustments affecting income from operations	2,192	3,320	4,295	(4,320)
Tax impact related to Non-GAAP adjustments	(932)	(4,077)	(1,735)	(1,335)

Non-GAAP net income	$8,990	$7,778	$15,960	$13,739

GAAP shares used in computing diluted income per share	44,650	48,676	44,577	48,098
Non-GAAP adjustments:
Incremental shares related to dilutive securities	257	(1,350)	258	(1,433)

Shares used in computing Non-GAAP earnings per diluted share	44,907	47,326	44,835	46,665

Non-GAAP earnings per diluted share	$0.20	$0.16	$0.36	$0.29